Exhibit 4.1

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATUTES OR REGULATIONS OF NON-U.S. JURISDICTIONS OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING CIRCULAR ON FORM 1-A FOR A TIER II OFFERING HAS BEEN FILED AND QUALIFIED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT.

SUBSCRIPTION AGREEMENT

Common Shares of Modern Mining Technology Corp.

This Subscription Agreement relates to my agreement to purchase common shares without par value (the “Common Shares”) being offered by Modern Mining Technology Corp., a Province of British Columbia corporation (the “Company”), at a purchase price of $4.25 per Share.

Subject to the terms, conditions, acknowledgments, representations and warranties in this Subscription Agreement and in the final offering circular for the sale of the Common Shares, dated [*], 2026 (the “Offering Circular”), which forms a part of the offering statement on Form 1-A qualified by the U.S. Securities and Exchange Commission (the “SEC”) on [*], 2026, I hereby subscribe to purchase the number of Common Shares set forth below for the total purchase price set forth below:

Common Shares:
Subscription Price	$

Capitalized terms used in this Subscription Agreement but not defined in this Subscription Agreement have the meanings given to them in the Offering Circular.

I agree and acknowledge that if I wish to purchase Common Shares, I must complete this Subscription Agreement and deliver funds equal to the subscription price into an escrow account maintained by Enterprise Bank & Trust, as escrow agent. Enterprise Bank & Trust, is an FDIC insured bank and will hold the funds delivered into the escrow account in compliance with SEC Rule 15c2-4.

In order to induce the Company to accept my subscription for the Shares and as further consideration for such acceptance, I hereby make, adopt, confirm and agree to all of the covenants, acknowledgments, representations and warranties in this Subscription Agreement with the full knowledge that the Company and its affiliates will expressly rely thereon in making a decision to accept or reject my subscription:

1.	Type of Ownership (check the applicable box)

☐ Individual ☐ Joint ☐ Entity

2.	Subscriber Information (Note: Please provide information for all subscribers. A permanent street address must be provided even if your mailing address is a P.O. Box.)

	Subscriber 1	Subscriber 2
Name:
Social Security/Tax ID Number:
Address:
State:
City:
Postal Code:
Country:
Phone Number:
Email Address:

3.	Investor Eligibility Certifications

(a) I am purchasing the Common Shares for my own account.

(b) I understand that to purchase Common Shares, I must either be an “accredited investor” (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”)), or I must limit my investment in the Common Shares to a maximum of: (i) 10% of my net worth or annual income, whichever is greater, if I am a natural person; or (ii) 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year, if I am a non-natural person. I understand that if I am a natural person I should determine my net worth for purposes of these representations by calculating the difference between my total assets and total liabilities. I understand this calculation must exclude the value of my primary residence and may exclude any indebtedness secured by my primary residence (up to an amount equal to the value of my primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Common Shares.

(c) I meet the qualifications to purchase Common Shares because (check the applicable box):

☐	The aggregate purchase price for the Common Shares I am subscribing to purchase in this offering does not exceed 10% of my net worth or annual income, whichever is greater.

☐	I am an accredited investor.

Are you an affiliate of a broker-dealer? ☐ Yes ☐ No If yes, you are not eligible to participate under Financial Industry Regulatory Authority Rule 5130.

4.	Acceptance or Rejection of Subscription. The Investor understands that the Company reserves the right to, in its sole discretion, accept or reject this subscription, in whole or in part, for any reason whatsoever, and to the extent not accepted, unused funds held at the escrow agent shall be returned to the Investor in full, without any interest accrued thereon or deduction, and, upon the rejection of the subscription, this Agreement shall be terminated (provided that Sections 9-19 shall survive such termination). The Investor will be notified within five (5) business days following the receipt of this Agreement as to whether the Agreement has been accepted or rejected by the Company. Investor hereby acknowledges that there may be a significant amount of time between such Investor’s subscription and the Company’s acceptance or rejection of such subscription.

5.	Revocation of Subscription. The Investor may revoke this subscription after tendering the completed and executed subscription agreement along with the Subscription Price at any time through 48 hours after the Investor receives an email from the Company, or its agent, stating that the closing date of the offering and listing date on the NYSE American (such time, the “Revocation Deadline”). The Investor may revoke the subscription by requesting such revocation in writing by sending an e-mail to cxl@digitaloffering.com, in accordance with the provisions of Section 19 of this Subscription Agreement. Following such revocation by the Investor, all funds tendered by such Investor and held at the escrow agent shall be returned to the Investor in full, without interest accrued thereon or deduction. For the avoidance of doubt, you may not revoke or change your subscription or request your subscription funds after the Revocation Deadline.

6.	Offering Circular. I have received and have had the opportunity to review the Offering Circular.

7.	Delivery Instructions. All Common Shares will be issued in book-entry (uncertificated) form. If my subscription is accepted, I will receive a notice of my book-entry holdings of the Common Shares.

8.	Compliance with Laws. I am not on, and am not acting as an agent, representative, intermediary or nominee for any person identified on, the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, I have complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering, including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001. By making the foregoing representations, I have not waived any right of action I may have under federal or state securities law. Any such waiver would be unenforceable. The Company will assert my representations as a defense in any subsequent litigation where such assertion would be relevant.

9.	Jury Trial Waiver. I AND THE COMPANY HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY SUIT, ACTION, CLAIM, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT OR TORT) ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR ANY ACTION TAKEN BY ME OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. I AND THE COMPANY HEREBY ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ME OR THE COMPANY. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT. IN THE EVENT OF LITIGATION, THIS SUBSCRIPTION AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT AND AN IRREVOCABLE WAIVER OF A TRIAL BY JURY. NOTWITHSTANDING THE FOREGOING, I AM NOT DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

10.	Governing Law. This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of New York as applied to contracts entered into and to be performed entirely within the State of New York and without giving effect to the principles of conflict of laws.

11.	Exclusive Forum. Any suit, action, claim or proceeding arising out of or based upon this Subscription Agreement and/or the transactions contemplated hereby I bring against the Company must be brought exclusively in a state or federal court of competent jurisdiction in the State of New York. I irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, claim or proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action, claim or proceeding brought in any such court has been brought in an inconvenient forum. The foregoing does not apply to any suit, action, claim or proceeding brought to enforce any duty or liability created by the Securities Exchange Act of 1934 or any other claim for which the federal courts have exclusive jurisdiction.

12.	Severability. In case any one or more of the provisions contained in this Subscription Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Subscription Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

13.	Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Investor may not assign any of its rights or obligations under this Agreement without the prior written consent of the Company, and any such purported assignment without such consent shall be null and void ab initio.

14.	Amendments. This Subscription Agreement may be amended or otherwise modified only by a written instrument executed by me and the Company.

15.	Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Company shall be entitled to specific performance of the agreements and obligations of the Investor hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which the Company may be entitled at law or in equity.

16.	No Strict Construction. In the event an ambiguity or question of intent or interpretation arises, this Subscription Agreement will be construed as if drafted jointly by me and the Company, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Subscription Agreement.

17.	Fees and Expenses. Each party will pay its own fees and expenses in connection with this Agreement and transactions contemplated hereby.

18.	Electronic Signatures. Digital (“electronic”) signatures, often referred to as an “e-signature”, enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Subscription Agreement’s electronic signature include me signing this Agreement below by typing in my name, with the underlying software recording my IP address, my browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Subscription Agreement will be available to both me and the Company, as well as any associated brokers, so they can store and access it at any time, and it will be stored by and accessible from Digital Offering, LLC servers. I and the Company each hereby consent and agree that electronically signing this Subscription Agreement constitutes my signature, acceptance and agreement as if actually signed by me in writing. Further, I and the Company agree that no certification authority or other third party verification is necessary to validate any electronic signature; and that the lack of such certification or third party verification will not in any way affect the enforceability of my signature or resulting contract between me and the Company. I understand and agree that my e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and the transactions contemplated by this Subscription Agreement shall be considered authorized by me. I agree that my electronic signature is the legal equivalent of my manual signature on this Subscription Agreement and I consent to be legally bound by this Subscription Agreement. Furthermore, I and the Company each hereby agree that all current and future notices, confirmations and other communications regarding this Subscription Agreement specifically, and future communications in general between me and the Company, may be made by email, sent to the email address of record as set forth in this Subscription Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between me and the Company. If any such electronically sent communication fails to be received for any reason, including but not limited to such communication being diverted to the recipient’s spam filters by the recipient’s email service provider, or due to a recipient’s change of address, or due to technology issues by the recipient’s service provider, I and the Company agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to me, and if I desire physical documents then I agree to be satisfied by directly and personally printing, at my own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that I desire.

19.	Communications. The Investor and the Company each hereby agree that all current and future notices, confirmations and other communications regarding this Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery, or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including, but not limited to, such communications being diverted to the recipient’s spam filters by the recipient’s email service provider, or due to a recipient’s change of address, or due to technology issues by the recipient’s service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including, but not limited to, postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to the Investor, and if the Investor desires physical documents then the Investor agrees to be satisfied by directly and personally printing, at the Investor’s own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that the Investor desires.

Digital Offering, LLC is registered with the SEC as a broker-dealer.  This Client Relationship Summary provides details about Digital Offering’s brokerage and advisory services, fees, and other important information.  Please review the information prior to submitting this Subscription Agreement at 99208b_6603eb2b75ee4a639d1b4e62f92c3a79.pdf (digitaloffering.com). By signing this Subscription Agreement, I acknowledge that I have reviewed the client relationship summary link provided above.

Your Consent is Hereby Given: By signing this Subscription Agreement electronically, I am explicitly agreeing to receive documents electronically including my copy of this signed Subscription Agreement and, if my subscription is accepted, ongoing disclosures, communications and notices.

SIGNATURES

THE UNDERSIGNED HAS THE AUTHORITY TO ENTER INTO THIS SUBSCRIPTION AGREEMENT ON BEHALF OF THE SUBSCRIBER SET FORTH BELOW.

Subscriber 1

Signature:
Name:
Title (if signing on behalf of an entity):
Date:

Subscriber 2

Signature:
Name:
Title (if signing on behalf of an entity):
Date:

ACCEPTED:

The Company hereby accepts the subscription set forth above.

Modern Mining Technology Corp.

Signature:
Name:
Title:
Date: